 Vertex Energy 8-K

Exhibit 10.1

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MATERIAL BELOW MARKED BY AN “***” HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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SWAP AGREEMENT

THIS SWAP AGREEMENT, (“Agreement”) is made on this 29th, day of January, 2016 (the “Effective Date”), by and between Vertex Energy Operating, LLC, a Texas limited liability company with its principal place of business located at 1331 Gemini Street, Suite 250, Houston, Texas 77058 and its affiliates and subsidiaries (collectively, “Vertex”) and Safety-Kleen Systems, Inc., a Wisconsin corporation with its principal place of business located at 2600 North Central Expressway, Suite 400, Richardson, Texas 75080 and its affiliates and subsidiaries (“Safety-Kleen” and, together with Vertex, the “Parties”).

The following paragraphs set forth the general terms and conditions under which the Parties agree to swap equivalent volumes of used oil meeting the specifications set forth in Schedule A (such used oil, meeting such specifications, the “Oil” or the “Product”):

1.                  TERM:

Subject to the provisions of Section 6 and 13 below, this Agreement shall have a term of five (5) years commencing on the date that Safety-Kleen’s oil processing facility located at 22211 Bango Road, Fallon, NV 89406 is fully operational as mutually determined in a written acknowledgement signed by both Parties (the “Initial Term”) and shall automatically renew for additional subsequent one (1) year terms (each a “Renewal Term”) unless a Party provides the other Party with ninety (90) days prior written notice to the other Party that it desires not to renew this Agreement (such Initial Term plus the Renewal Terms, if applicable, the “Term”).

2.                  USED OIL EXCHANGE:

a.     Subject to the terms of this Agreement, during the Term, each Party (the “Delivering Party”) agrees to deliver to the other Party (the “Receiving Party”) the Quarterly Quantity (as defined in Schedule B).

b.    Within the first ten (10) business days of each fiscal quarter during the Term, each Party shall indicate to the other Party the quantity of Oil (which quantity must be between the Quarterly Minimum and the Quarterly Maximum) that it proposes to deliver to the other Party during the upcoming fiscal quarter. If the quantities so proposed by the Parties are different, the Parties shall, within five (5) business days after receipt of both proposed quantities, use their good faith efforts to mutually agree upon a single quantity. If the Parties are able to come to such an agreement, the agreed upon quantity shall be the Quarterly Quantity. If the Parties cannot agree, the Quarterly Quantity shall be the lower of the two proposed quantities.

c.     Neither Party shall be obligated to deliver to the other Party, or to accept from the other Party, any amount of Oil exceeding the Monthly Maximum in any calendar month, the Quarterly Maximum in any fiscal quarter or the Annual Maximum in any calendar year. If the Delivering Party delivers in excess of any such quantity in any month, fiscal quarter or calendar year, as applicable, the Receiving Party shall have the option, in its sole discretion, to reject the delivery or to purchase the delivered Oil for a price to be mutually agreed upon. If a price cannot be agreed upon, such delivery shall be deemed to have been rejected.

d.     If, by the last day of the applicable fiscal quarter, the Delivering Party has not delivered the full Quarterly Quantity to the Receiving Party, the Receiving Party shall, in its sole discretion, have the option of either: (A) permitting the Delivering Party to deliver, during the next fiscal quarter (in addition to the amount of the Quarterly Quantity applicable to the next fiscal quarter), the Shortfall Quantity; or (B) in lieu of delivering the Shortfall Quantity, requiring the Delivering Party to pay the Receiving Party the Shortfall Payment Amount.

e.     Safety-Kleen agrees to deliver all Oil required to be delivered hereunder to Vertex’s oil processing facilities located at, in the sole discretion and election of Vertex, either the Cedar Marine Terminal Processing Plant, 200 Atlantic Pipeline Rd., Baytown, TX 77520 or the Marrero Re-Refinery, 5000 River Road, Marrero, LA 70072 and Vertex agrees to deliver all Oil required to be delivered hereunder to Safety-Kleen’s oil processing facility located at 22211 Bango Road, Fallon, NV 89406.

3.                  OBLIGATIONS:

Each Party represents and warrants that all Oil provided to the other Party pursuant to this Agreement shall be used lubricating oil suitable for re-refining and shall meet the refinery grade used oil specifications referenced in Schedule A.

If, in the Receiving Party’s opinion, the Oil does not comply with the specifications set forth in Schedule A or is otherwise not as described in Schedule A (“Non-Refinery Grade Used Oil”) or is otherwise not suitable for re-refining in the Receiving Party’s reasonable discretion, the Receiving Party reserves the right to reject the oil hereunder and refuse acceptance of the said delivery.

Notwithstanding the foregoing, the Receiving Party may agree to purchase the Non-Refinery Grade Used Oil at a price mutually agreed upon by the Parties, upon which the Receiving Party will purchase the Non-Refinery Grade Used Oil and pay the delivering Party the agreed price in accordance with the terms of payment of this Agreement. Any Non-Refinery Grade Used Oil delivered by a Party shall not be included in the calculation of that Party’s Quarterly Quantity.

EXCEPT FOR WARRANTY OF TITLE, NO CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS OR SUITABILITY OF THE OIL FOR ANY PARTICULAR PURPOSE OR OTHERWISE, ARE MADE BY A PARTY OTHER THAN THAT THE USED OIL CONFORMS, WITHIN ANY TOLERANCES STATED, TO THE DESCRIPTION CONTAINED HEREIN.

4.                  DELIVERY/ TITLE AND RISK OF LOSS:

The Parties shall deliver the Oil to the locations specified above, fully paid and in compliance with all laws, rules, regulations and guidelines applicable to the Oil or the transport of the Oil. If the Receiving Party reasonably determines upon delivery that the Oil packaging is not in compliance with any applicable laws, rules, regulations or guidelines, the Receiving Party may require the Delivering Party to remedy the Oil packaging to bring it into compliance with all applicable laws, rules, regulations and guidelines prior to the Receiving Party handling such Oil.

Except as otherwise specified in this agreement, title and risk of loss shall pass between Parties for all volumes delivered by truck, as the Product passes the flange connecting the delivering and receiving apparatus of the Parties at the delivery location. With respect to delivery of Oil by rail, delivery shall be deemed to occur upon receipt at the applicable Party’s rail yard and each such receiving Party agrees to accept unloading of rail cars in a commercially reasonable and customary timeframe after receipt.

5.                  PAYMENT

Where any payment is required under this Agreement, the Party requiring payment shall issue an invoice to the other Party and the other Party will make payment within 30 days of the invoice date.

6.                  TERMINATION

Either Party may terminate this Agreement for cause upon providing 30 days advance written notice to the other Party where the other Party:

                                                            i.      Fails to meet the refinery grade specifications set out in Schedule A on a recurring basis;

                                                           ii.      Fails to deliver the Quarterly Quantity for at least three consecutive fiscal quarters; or

                                                          iii.      Breaches a material term of this Agreement.

Where notice of termination is provided pursuant to Subsection (i) or (iii) above, the defaulting Party shall have the opportunity to cure the default during the termination notice period. Upon the effective date of a termination notice, the Parties shall undertake an accounting of all Oil volumes delivered and received during the quarter or portion thereof immediately preceding the effective date of termination in accordance with Section 2 and Section 5 (pro-rated for partial quarters, if applicable).

7.                  TAXES

The Delivering Party is responsible for remitting GST and any other applicable taxes, as applicable.

8.                  METHODS OF TREATMENT AND RECYCLING

The methods of treatment and recycling shall be for re refining. Each Party represents that its methods are suitable for the materials and in compliance with all federal, provincial and local laws governing the applicable used oil streams.

9.                  LICENSES, PERMITS AND COMPLIANCE WITH THE LAW

Each Party represents that it is familiar with, understands, and will comply with all applicable local, provincial and federal laws, guidelines, regulations, permits, licenses, and approvals concerning the handling, transportation and recycling/disposal of the used oil streams.

10.              INDEMNIFICATION

Safety-Kleen agrees to indemnify, defend and save Vertex harmless from and against any and all liability (including reasonable lawyer’s fees) for which Vertex may be responsible or pay out as a result of bodily injuries (including death), property damage, or any violation of law to the extent caused by: (i) Safety-Kleen’s breach of this Agreement; or (ii) any negligent act, negligent omission or willful misconduct of Safety-Kleen, its employees or contractors in the performance of this Agreement.

Vertex agrees to indemnify, defend and save Safety-Kleen harmless from and against any and all liability (including reasonable lawyer’s fees) for which Safety-Kleen may be responsible or pay out as a result of bodily injuries (including death), property damage, or any violation of law to the extent caused by: (i) Vertex’s breach of this Agreement; or (ii) any negligent act, negligent omission or willful misconduct of Vertex, its employees or contractors in the performance of this Agreement.

Neither Party shall be liable to the other for indirect, incidental, consequential, or special damages, including but not limited to loss of use and lost profits.

11.              ASSIGNMENT:

Neither Party shall assign its rights and obligations hereunder directly or indirectly without prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign its rights and obligations hereunder to an affiliate of such Party provided that the credit worthiness of such affiliate is not materially weaker than the credit worthiness of the assignor.

12.              AMENDMENT:

No amendment to, or modification, waiver or discharge of, any provision of this Agreement shall be binding on Safety-Kleen or Vertex unless in writing and signed by authorized representatives of both Parties.

13.              BANKRUPTCY, NON-PAYMENT:

In addition to the provisions contained in Section 6 above, a Party may terminate this Agreement at its sole option immediately if (i) the other Party is liquidated, dissolved, has a change of ownership or control; (ii) the other Party fails to pay such Party when due any amounts hereunder and such failure continues for fifteen (15) days after written notice from such Party; (iii) the other Party voluntarily files a petition for bankruptcy for reorganization or to effect a plan or other arrangements with creditors or is adjudicated bankrupt or insolvent; or (iv) the other Party fails or refuses to accept delivery of the Product as agreed herein or refuses any further deliveries without required notice.

14.              CONFIDENTIALITY:

Safety-Kleen and Vertex, and their respective affiliates, officers, directors, employees and agents (“Representatives”), shall treat and maintain as confidential property, and not use for its own benefit or disclose to others during the term of this Agreement and for a period of ten (10) years thereafter, except as is necessary to provide the Products and related services hereunder, any information (including any technical information, experience or data) regarding products, pricing, plans, programs, plants, processes, costs, equipment, operations, or such Party’s vendors, suppliers and customers, or the chemical composition, quantity or analysis of the Product, the terms of this Agreement or the existence of this Agreement (collectively, “Confidential Information”), which may be disclosed by a Party (the “Disclosing Party”) to, or come within the knowledge of, the other Party (the “Receiving Party”) or its respective Representatives in the performance of this Agreement, without the Disclosing Party’s prior written consent.

The provisions of this section shall not apply to any Confidential Information which: (a) has been published and has become part of the public domain other than by wrongful acts or omissions of Receiving Party, its employees and agents; (b) has been furnished or made known to the Receiving Party, its employees or agents, by third parties (other than those acting directly or indirectly for or on behalf of Receiving Party) as a matter of legal right and without restriction on disclosure; (c) was in Receiving Party’s possession prior to disclosure by the Disclosing Party and was not acquired by Receiving Party, its employees and agents directly or indirectly from the Disclosing Party; or (d) is required by law or by any governmental regulatory authority to be disclosed; provided the Receiving Party gives the Disclosing Party sufficient notice of such anticipated disclosure so that the Disclosing Party might, at Disclosing Party’s expense, seek a protective order or other remedy it deems appropriate to prevent disclosure of the Confidential Information.

The Parties agree to exercise the same degree of care and discretion to avoid unauthorized disclosure, publication or dissemination of all of the other Party’s Confidential Information as the Party exercises to protect its own confidential information, being no less than a reasonable degree of care.

The obligations of this Section 14 shall survive for a period of five (5) years after termination of this Agreement. Notwithstanding anything herein to the contrary, breach of the obligations set forth in this Section 14 shall give rise to immediate termination.

15.              NOTICES:

All notices and communications required or permitted to be given hereunder shall be considered to be given and received in all respects when personally delivered or sent by facsimile or sent by reputable overnight courier service or three (3) days after being deposited in the United States mail, certified, postage prepaid and return receipt requested to the following addresses:

Vertex:

Vertex Energy Operating, LLC

1331 Gemini Street, Suite 250
Houston, TX 77058

Attn: Benjamin P. Cowart, President and CEO

Safety-Kleen:

Safety-Kleen Systems Inc.

2600 N. Central Expressway

Suite 400

Richardson, TX 75080

With a copy to:

Clean Harbors Environmental Services Inc.

42 Longwater Drive

P.O. Box 9149

Norwell, MA 02061-9149

Attn: General Counsel (Urgent Contract Matter)

781-792-5000

16.  GOVERNING LAW:

This contract shall be governed by and construed in accordance with Texas law without regard to conflicts of law rules. The Parties consent to the exclusive jurisdiction of the state and federal courts located in the state of Texas with regard to all disputes hereunder.

17.  WAIVER:

Any waiver by either Party of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of any other provisions or conditions.

18.  SEVERABILITY:

If any section of this Agreement shall be found to be unenforceable, such finding shall not affect the enforceability of any other section or the Agreement as a whole.

19.  ENTIRE AGREEMENT:

This Agreement and the attachments hereto, constitute the entire agreement between Vertex and Safety-Kleen related to the purchase of the Product and shall be deemed effective on the date signed by the Party executing this Agreement last. Should any discrepancy exist between this Agreement and any supporting documents, such as a Party’s request for Product and Product receipts, the terms and conditions of this Agreement shall control. The Parties agree that preprinted terms and conditions on a purchase or work order shall be of no force and effect, even if signed by both Parties. No modification of this Agreement, except to Schedule A, shall be binding on Safety-Kleen or Vertex unless in writing and signed by both Parties.

20.  COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

21.  FORCE MAJEURE

a.    Each Party hereto shall be excused from liability for delay or cancellation of any purchase or delivery of the Product hereunder due to any cause beyond the reasonable control of such Party (each a “Force Majeure Event”), including, but not limited to, fire, labor dispute, embargo, material shortage, acts of God, or acts of any government, whether national, state, municipal or otherwise, and in such event, either Party, at its option by prompt written notice to the other Party, shall have the right to reduce the quantity of any purchase or delivery (or portions thereof) of Product so affected. The affected Party shall make every commercially reasonable effort to eliminate and/or correct the effect of such Force Majeure Event as completely and rapidly as is reasonably possible. In such case, the time of delivery or performance shall be deferred until the cause of the Force Majeure Event has been eliminated or corrected sufficiently to permit performance.

b.    Notwithstanding the above paragraph, should a Force Majeure Event adversely impact, or reasonably be likely to impact adversely, a Party’s available timely supply or receipt of Product from the other Party for a period of one hundred eighty (180) days or more, then such Party shall have the right to terminate this Agreement without liability upon written notice thereof to the other Party.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Swap Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SAFETY-KLEEN SYSTEMS, INC.		VERTEX ENERGY OPERATING, LLC:

By:	/s/ James M. Rutledge	By:	/s/ Benjamin P. Cowart

Its:	Executive Vice President	Its:	President and Chief Executive Officer

Date:	January 29, 2016	Date:	January 29, 2016

Schedule A

Used Oil Specifications

Test	Procedure	Units	UMO

API Gravity at 60° F	ASTM D1298 mod.	-	26 – 32
Specific Gravity	ASTM D1298 mod.	-	Report
Water Content, %	ASTM E203 mod	%	<5
Total Halogens (XRF)	ASTM D6052 mod.	ppm	<800
Flash Point, Closed Cup or Seta	ASTM D 93 / D3828	F	>140
Arsenic (ICAP)	ASTM D5185 mod.	ppm	<5
Cadmium (ICAP)	ASTM D5185 mod.	ppm	<2
Calcium (ICAP)	ASTM D5185 mod.	ppm	<3500
Chromium (ICAP)	ASTM D5185 mod.	ppm	<10
Iron (ICAP)	ASTM D5185 mod.	ppm	<150
Lead (ICAP)	ASTM D5185 mod.	ppm	<100
Phosphorous (ICAP)	ASTM D5185 mod.	ppm	<1100
Silicon (ICAP)	ASTM D5185 mod.	ppm	<150
Sodium (ICAP)	ASTM D5185 mod.	ppm	<250
Vanadium (ICAP)	ASTM D5185 mod.	ppm	<10
Zinc (ICAP	ASTM D5185 mod.	ppm	<1500
Styrene, PPM	GC/HS	ppm	<100
Polychlorinated Biphenyls	SW 846/USEPA 8082	ug/g	<2
Sulfur by ICAP or X-Ray	ASTM D5185 mod. / D6052	wt%	<0.5
Glycol	GC/HS	%	<1
Sediment by Spin, %	ASTM D1796%		<1.5
Viscosity at 40° C, After Caustic	ASTM D445 mod.	cSt	<250
Viscosity at 40° C	ASTM D445 mod.	cSt	40 - 100
Distillation Curve	ASTM D2887%		<15%@700[o]F
Distillation Curve	ASTM D2887%		>50%>800[o]F
Distillation Curve	ASTM D2887%		>95%>1050[o]F

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MATERIAL BELOW MARKED BY AN “***” HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THIS ENTIRE EXHIBIT INCLUDING THE OMITTED CONFIDENTIAL INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Schedule B

Quarterly Quantities

As used in Section 2, the following terms shall have the following meanings:

i.	“Monthly Maximum” means *** gallons of Oil or such other number of gallons as is mutually agreed upon by the Parties.

ii.	“Quarterly Minimum” means *** gallons of Oil or such other number of gallons as is mutually agreed upon by the Parties.

iii.	“Quarterly Maximum” means *** gallons of Oil or such other number of gallons as is mutually agreed upon by the Parties.

iv.	“Annual Maximum” means *** gallons of Oil or such other number of gallons as is mutually agreed upon by the Parties.

v.	“Quarterly Quantity” means the quantity of Oil determined pursuant to subsection (c) below.

vi.	“Shortfall Quantity” means the difference between the Quarterly Quantity and the amount of Oil actually delivered by the Delivering Party during the applicable fiscal quarter (beginning on January 1, April 1, July 1 and October 1).

vii.	“Shortfall Payment Amount” means an amount equal to: (A) the number of gallons in the Shortfall Quantity times *** of the applicable per-gallon price specified in the Index (assuming 42 gallons per barrel, and using the most current figure available as of the applicable date of determination), plus (B) *** of the amount specified in clause (A).

viii.	“Index” means the US Platts mid-range per gallon rate for Gulf Coast No. 6, 3%.